Exhibit 4.1

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For the Exclusive Use of:

April 5, 2013

Form of Subscription Documents For

CARLYLE GMS FINANCE, INC.

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DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

Prospective investors must complete the Subscription Agreement (the “Subscription Agreement”), the Investor Questionnaire (the “Investor Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Confidential Private Placement Memorandum of Carlyle GMS Finance, Inc., a Maryland Corporation (as amended from time to time). For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the common stock is being purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.

1. Subscription Agreement:

(a) Each Investor should fill in the amount of the Capital Commitment, date, print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on page 22.

(b) Each Investor should complete the acknowledgment form substantially in the form of Appendix F (making any changes to reflect the Investor’s circumstances).

2. Investor Questionnaire:

(a) In Section A, each Investor should fill in its name, type of entity, address, tax identification or social security number, contact person(s), telephone and facsimile numbers, email address, and the other requested information.

(b) Each Investor should check the box or boxes in Section B which are next to the category or categories under which the Investor qualifies as an “accredited investor”.

(c) Each Investor that is an individual should respond to the question in Section C.

(d) Each Investor that is an entity should provide the information and respond to the questions in Section D.

(e) Each Investor should respond to the questions in Section E.

(f) Each Investor should check the box or boxes in Section F that are next to the category or categories under which the Investor qualifies as either a “qualified purchaser” or “knowledgeable employee.”

(g) Each Investor should respond to the questions in Section G.

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(h) Each Investor should respond to the questions in Section H.

(i) Print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on page 15 of the Investor Questionnaire.

3. Customer Identification Program — Documentation Requirements (if the documentation may have previously been submitted, please contact the Company to confirm.)

(a) Formation:

Organized entities, including corporations, partnerships, limited liability companies, and trusts: provide a certificate of formation and formation agreement.

(b) Identification:

Investors who are natural persons: provide a current (i.e. non-expired) copy of a government issued photo identification.

Corporations, partnerships, limited liability companies, and trusts: provide a current (i.e. non-expired) copy of a government issued photo identification of natural persons who ultimately, directly or indirectly, benefit from 10% or more of the proceeds of the entity or hold 10% or more of the control rights.

Upon review of the above documents, the Company may require additional documentation in order to satisfy its requirements for Know Your Customer and Anti-Money Laundering.

4. Tax Forms:

Each U.S. Investor is required to fill in and sign and date the attached Form W-9 and each non-U.S. investor is required to fill in and date the relevant Form(s) W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP), as applicable, in accordance with the instructions to such Form, and in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addendums as required to claim such exemption or reduction.

5. Evidence of Authorization:

Each Investor must provide valid evidence of authorization, such as a list of authorized agents, and a current copy of a government issued photo identification for the individual(s) authorized to sign the Subscription Documents.

For Corporations:

Generally, Investors which are corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.

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For Partnerships:

Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners.

For Limited Liability Companies:

Limited liability companies must submit a certified copy of the limited liability operating agreement or certificate of formation identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents.

For Trusts:

Trusts must submit a copy of the trust agreement.

For Employee Benefit Plans:

Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

6. Delivery of Subscription Documents:

Two (2) original completed and executed copies of the Subscription Agreement and the Investor Questionnaire, together with the Form W-9 or W-8, (W-8BEN, W-8IMY, W-8ECI or W-8EXP), as applicable, the acknowledgment form and any required evidence of authorization, should be delivered to the Company at the following address:

State Street Bank & Trust Co.

Attn: Transfer Agency JHT1651

200 Clarendon Street

Boston, MA 02116

In addition, please send (i) the completed and executed Subscription Agreement, (ii) the completed and executed Investor Questionnaire, (iii) the completed and executed acknowledgment form, (iv) the completed Form W-9 or W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP), as applicable, and (v) any required evidence of authorization to State Street by facsimile to the attention of “Multi Client Operations”, at [—] as soon as possible.

Inquiries regarding subscription procedures (including if the Investor Questionnaire indicates that any Investor’s response to a question requires further information) should be directed to [—] or [—]@Carlyle.com. If the Investor’s subscription is accepted (in whole or in part) by the Company, a fully executed set of the Subscription Documents will be returned to the Investor.

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7. Wire Instructions:

In connection with an Investor’s investment, the Investor shall be required to contribute capital pursuant to Funding Notices (as defined below). Upon receipt of a Funding Notice, payment shall be sent by wire transfer pursuant to the wire instructions set forth below. Notwithstanding the foregoing, wire instructions may change in the sole discretion of the Company. Therefore, Investors should wire funds in accordance with the wire instructions set forth in any Funding Notice issued by the Company. To the extent there is any discrepancy in the wire instructions set forth below and the wire instructions set forth in a Funding Notice, the wire instructions in such Funding Notice shall prevail.

Please wire funds to:

Bank:	[—]
ABA #:	[—]
Account A/C:	[—]
Bank A/C Name:	Carlyle GMS Finance, Inc.
Notation:	«InvestorName»

Furthermore, Investors from time to time may be required to pay a Placement Fee (as defined below). Upon receipt of a Placement Fee Funding Notice (as defined below), payment shall be sent by wire transfer pursuant to the instructions set forth in Appendix E. Notwithstanding the foregoing, wire instructions may change in the sole discretion of the Company. Therefore, Investors should wire funds in accordance with the wire instructions set forth in any Placement Fee Funding Notice issued by the Company. To the extent there is any discrepancy in the wire instructions set forth below and the wire instructions set forth in a Placement Fee Funding Notice, the wire instructions in such Placement Fee Funding Notice shall prevail. A Placement Fee Funding Notice may, in the discretion of the Company, be combined with a Funding Notice.

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SUBSCRIPTION AGREEMENT

Carlyle GMS Finance, Inc.

c/o State Street Bank & Trust Co.

One Lincoln Street

Boston, MA 02111

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (the “Investor”) subscribes for and agrees to purchase shares of common stock, par value $0.01 per share, (“Shares”) in Carlyle GMS Finance, Inc. (“Carlyle GMS Finance” or the “Company”) with a capital commitment (“Capital Commitment”) in the amount set forth on the signature page below. The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of the Company, and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion. The Investor agrees to be bound by all the terms and provisions of the Company’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented from time to time (the “Memorandum”), the Company’s Bylaws, substantially in the form attached hereto as Appendix A, as amended from time to time (the “Bylaws”), the Company’s Charter, substantially in the form attached hereto as Appendix B, as amended from time to time (the “Charter”), the Investment Advisory Agreement with Carlyle GMS Investment Management L.L.C., our investment adviser (the “Adviser”), substantially in the form attached hereto as Appendix C, as amended from time to time (the “Advisory Agreement”), the Administration Agreement between the Company and Carlyle GMS Finance Administration L.L.C., our administrator (the “Administrator”), substantially in the form attached hereto as Appendix D, as amended from time to time (the “Administration Agreement,” and together with the Memorandum, the Bylaws, the Charter and the Advisory Agreement, the “Operative Documents”), together with this Subscription Agreement (the “Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Memorandum. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements,” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are separate sales.

(b) The Investor agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Capital Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

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“Drawdown Purchase Price” shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below).

“Drawdown Share Amount” shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share Price (as defined below), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Share NAV” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the net asset value per Share, as determined by the Company’s Board of Directors (including any committee of the Board, the “Board”), as of the end of the most recent calendar quarter prior to the date of the Funding Notice (as defined below).

“Per Share Price” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the Per Share NAV; provided, that the Per Share Price shall be subject to the limitations of Section 23 under the Investment Company Act of 1940, as amended (the “1940 Act”); provided further, however, in the event that the Per Share NAV is less than zero as of the first Capital Drawdown Date that occurs immediately following the Initial Closing Date (as defined below), then solely for the purpose of such Capital Drawdown Date, the Per Share Price shall be deemed to equal $20.00.

“Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Capital Drawdown Dates and any Catch-Up Date pursuant to Section 1(b) and Section 2(c), respectively.

2. Closings.

(a) The initial closing of this Subscription Agreement will take place on such date as determined by the Company at the offices of the Adviser, 520 Madison Avenue, 38th Floor, New York, New York (such date being the “Initial Closing Date,” and the date on which each subsequent closing occurs, a “Subsequent Closing Date”, and each Subsequent Closing Date with the Initial Closing Date shall be referred to herein as the “Closing Date”).

(b) The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor questionnaire (the “Investor Questionnaire”). Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a countersigned copy of this Subscription Agreement and other documents and instruments necessary to reflect the Investor’s status as an investor in the Company, including any documents and instruments to be delivered pursuant to this Subscription Agreement.

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(c) The Company may enter into Other Subscription Agreements with Other Investors on a Subsequent Closing Date and any Other Investor whose subscription has been accepted at such Subsequent Closing Date referred to as a “Subsequent Investor.” Notwithstanding the provisions of Sections 1(b) and 3, on one or more dates to be determined by the Company that occur on or following the Subsequent Closing Date but no later than the next succeeding Capital Drawdown Date (each, a “Catch-Up Date”), each Subsequent Investor shall be required to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor in the aggregate for all Catch-Up Dates, such Subsequent Investor’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors (other than any Defaulting Investors or Excluded Investors) (the “Catch-Up Purchase Price”). Upon payment of the Catch-Up Purchase Price by the Investor on a Catch-Up Date and payment by Other Investors of the requisite amount, the Company shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Catch-Up Purchase Price for such Subsequent Investor minus the Organizational Expense Allocation (as defined below) by (y) the Per Share Price for such Subsequent Investor as of a Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Capital Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 2(c)) shall be deemed to have occurred immediately prior to the relevant Capital Drawdown Date.

“Invested Percentage” means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor pursuant to Section 1(b) and this Section 2(c) by (ii) such Investor’s Capital Commitment.

“Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (i) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total Capital Commitments received by the Company to date by (ii) the lesser of (a) a dollar amount equal to one million five hundred thousand dollars ($1,500,000) or (b) the total amount of organizational expenses spent by the Company in connection with the Company’s formation.

(d) At each Capital Drawdown Date following any Subsequent Closing Date, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1(b); provided, however, that notwithstanding the foregoing, the definitions of Drawdown Share Amount and Per Share Price and the provisions of Section 3(b), nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to Subsequent Investors whose subscriptions are accepted after the Closing Date at a Per Share Price greater than the Per Share NAV at the time of issuance.

(e) In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate Subscription Agreement with the Company, it being understood and agreed that such separate Subscription Agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

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3. Capital Drawdowns.

(a) Subject to Section 3(f), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Capital Drawdown Date”) and shall be made in accordance with the provisions of Section 1(b).

(b) The Company shall deliver to the Investor, at least ten (10) Business Days prior to each Capital Drawdown Date, a notice (a “Funding Notice”) setting forth (i) the Capital Drawdown Date, (ii) the nature of the proposed investment(s) for which capital is being drawn down, (iii) the aggregate number of Shares to be sold to all Investors on the Capital Drawdown Date and the aggregate purchase price for such Shares, (iv) the applicable Drawdown Share Amount, Drawdown Purchase Price and Per Share Price and (v) the account to which the Drawdown Purchase Price should be wired. For the purposes of this Subscription Agreement, the term “Business Day” shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(c) The delivery of a Funding Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Share Purchase Price identified in each Funding Notice, and shall represent the Company’s acceptance of the Investor’s irrevocable and ongoing offer to purchase Shares.

(d) On each Capital Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.

(e) State Street Bank and Trust Company will act as transfer agent and registrar for the Shares (the “Transfer Agent”), unless and until, either the Company or the Transfer Agent decides to terminate the agreement between the parties.

(f) At the earlier of (i) the date of a Qualified IPO (as defined below), if any, and (ii) the fifth anniversary of the Initial Closing Date (the period ending on such date being the “Commitment Period”), any Unused Capital Commitment (other than any Defaulted Commitment (as defined below)) shall automatically be reduced to zero, except to the extent necessary to pay amounts due under Funding Notices that the Company may thereafter issue to: (a) pay Company expenses, including management fees, any amounts that may become due under any borrowings or other financings or similar obligations and any other liabilities, contingent or otherwise, in each case to the extent they relate to the Commitment Period, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies within three (3) years from the end of the Commitment Period that, in the aggregate, do not exceed five percent (5%) of total Capital Commitments, (d) fund obligations under any Company guarantee or indemnity made during the Commitment Period and (e) fulfill obligations with respect to any Defaulted Commitment. Furthermore, the Investor will still be subject to any Placement Fees (as defined below) due under any Placement Fee Funding Notices (as defined below). A “Qualified IPO” shall mean an initial public offering of the Company’s common stock that results in an unaffiliated public float of at least 15% of the aggregate Capital Commitments received prior to the date of such initial public offering.

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(g) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Company on any Capital Drawdown date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Company, the Adviser, any Other Investor or a portfolio company would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

(h) Pursuant to a placement agent agreement (“Placement Agreement”) by and between the Company and TCG Securities, L.L.C. (“TCG Securities”), certain Investors will be required to pay a placement fee (a “Placement Fee”) directly to TCG Securities (or as otherwise set forth in the Placement Fee Funding Notice), equal to amounts as set forth in Appendix E, provided that the Placement Fee will be waived for certain Investors, including Investors that Company determines, in its sole discretion, to have been sourced by the Company, the Adviser, TCG Securities or their respective affiliates. Separate agreements with other broker-dealers may be entered into for their assistance in sourcing qualified investors. TCG Securities will pay fees to these other brokers, which may include some or all of the Placement Fees paid to TCG Securities by the Investors sourced by that broker-dealer. Investors sourced by other broker-dealers may be charged a fee, in addition to the Placement Fee, by that broker of up to 2% of the Investors’ Capital Commitment, in the discretion of that broker. Investors are required to acknowledge such Placement Fee by signing a disclosure and acknowledgement substantially in the form of Appendix F. At the time such Placement Fee is due (the “Placement Fee Drawdown Date”), the Company shall deliver to the Investor, at least ten (10) Business Days prior to the Placement Fee Drawdown Date, a notice (a “Placement Fee Funding Notice”) setting forth the Placement Fee Drawdown Date, the amount of the Placement Fee being drawn down and the account to which the Placement Fee should be wired. The delivery of a Placement Fee Funding Notice shall be the sole and exclusive condition to the Investor’s obligation to pay the Placement Fee identified in the Placement Fee Funding Notice. On each Placement Fee Drawdown Date, the Investor shall pay the Placement Fee to TCG Securities (or as otherwise set forth in the Placement Fee Funding Notice) by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Placement Fee Funding Notice.

4. Pledging. Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, Transfer (as defined in Section 8(d)) its right to draw down capital from the Investor pursuant to Section 3, and the Company’s right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or

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surety of the Company; provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 3.

5. Dividends; Dividend Reinvestment Program.

(a) As described more fully in the Memorandum, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, subject to the discretion of the Board. Prior to the occurrence of a Qualified IPO, the Company will adopt a plan in which the Company will reinvest all cash dividends declared by the Board on behalf of Investors who do not elect to receive their dividends in cash, crediting to each such Investor a number of Shares equal to: (i) prior to a Qualified IPO, the quotient determined by dividing the cash value of the dividend or distribution payable to such Investor by the net asset value per Share determined as of the valuation date fixed by the Board for such dividend (each, a “Valuation Date”), and (ii) after a Qualified IPO, (x) if such plan is implemented through the issuance of newly issued shares, the quotient determined by dividing the cash value of the dividend or distribution payable to such Investor by the market price per Share on the relevant Valuation Date or (y) if such plan is implemented through the purchase of existing Shares, the quotient determined by dividing the cash value of the dividend or distribution payable to such Investor by the average purchase price per Share of all Shares purchased with respect to that dividend or distribution. The Investor may elect to receive any or all such dividends in cash by notifying the plan administrator, State Street Bank and Trust Co., or, in the case of Investors whose shares are held by a broker or other financial intermediary, such broker or other financial intermediary, writing no later than 10 days prior to the record date for the first dividend that the Investor wishes to receive in that form. The Investor and the Company agree and acknowledge that any dividends received by the Investor or reinvested by the Company on the Investor’s behalf shall have no effect on the amount of the Investor’s Unfunded Commitment.

(b) The Company represents and warrants that it shall not make any in-kind distributions consisting of securities that are not Marketable Securities or common stock of the Company except in connection with liquidation distributions conducted in connection with the dissolution of the Company in accordance with the Maryland General Corporation Law. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

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6. Remedies Upon Investor Capital Drawdown Default. In the event that an Investor fails to pay all or any portion of the purchase price due from such Investor on any Capital Drawdown Date (such amount, together with the full amount of such Investor’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of ten (10) Business Days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a) The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Capital Drawdown Date or otherwise participating in any future investments in the Company;

(b) Fifty percent (50%) of the Shares then held by the Defaulting Investor shall be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Investor, to the Other Investors (other than any defaulting Other Investor), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 6(b) in the event that such Transfer (as defined in Section 8(d)) would (x) violate the Securities Act of 1933, as amended (the “1933 Act”), 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 8(d)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Investor from receiving a partial allocation of its pro rata portion of Shares); provided further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 6(b) is intended to operate as a liquidated damage provision, since the damage to the Company and Other Investors resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Investor agrees to this Transfer (as defined in Section 8(d)) and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Investor’s obligation of the type described; and

(c) The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that this Section 6 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 6 against the Company or any other investor in the Company.

7. Remedies Upon Investor Placement Fee Default. (a) In the event that an Investor fails to pay all or any portion of the Placement Fee (a “Placement Fee Default”) due from such Investor on any Placement Fee Drawdown Date (the defaulted amount being the “Defaulted Placement Fee Amount”) and such Placement Fee Default remains uncured for a period of ten (10) Business Days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Placement Fee Defaulting Investor”) and shall be permitted to prohibit the Placement Fee Defaulting Investor from purchasing additional Shares on any future Capital Drawdown Date.

(b) In addition, the Investor acknowledges that in the event of a Placement Fee Default, TCG Securities may transfer a number of Shares equal to the quotient of the Defaulted Placement Fee Amount divided by the net asset value per Share (as last calculated by

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the Board) then held by the Placement Fee Defaulting Investor to TCG Securities, without any further action being required on the part of the Company or the Placement Fee Defaulting Investor; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to TCG Securities pursuant to this Section 7(b) in the event that such Transfer (as defined in Section 8(d)) would (x) violate the Securities Act of 1933, as amended (the “1933 Act”), 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 8(d)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the TCG Securities from receiving a partial allocation of Shares). By entry into this Subscription Agreement, the Investor agrees to this Transfer (as defined in Section 8(d)) and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Investor’s obligation of the type described.

(c) Nothing in this Subscription Agreement shall be construed as limiting the rights of TCG Securities in the event of a Placement Fee Default, and TCG Securities may pursue any other remedies against any Placement Fee Defaulting Investor available to TCG Securities, subject to applicable law. The Investor agrees that this Section 7 is solely for the benefit of the Company and shall be interpreted by the Company against a Placement Fee Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 7 against the Company, TCG Securities or any other investor in the Company.

8. Representations and Warranties of the Investor. To induce the Company to accept this subscription, the Investor represents and warrants as follows:

(a) This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(b) The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.

(c) The Investor understands that the Company intends to file elections to be treated as (i) a business development company under the 1940 Act and (ii) a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the

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Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the “Form 10 Registration Statement”) for its common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the 1934 Act. The Form 10 Registration Statement is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in this Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions.

(d)(i) The Investor understands that the offering and sale of the Shares are intended to be exempt from registration under the 1933 Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.

(ii) The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the 1933 Act.

(e)(i) The Investor may not Transfer its Capital Commitment or, prior to a Qualified IPO, any of its Shares unless (a) the Company provides its prior written consent, (b) the Transfer is made in accordance with applicable securities laws and (c) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix G. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company. Following a Qualified IPO, the Investor will be restricted from selling or disposing of its Shares by applicable securities laws, contractually by a lock-up agreement with the underwriters of the Qualified IPO or a Secondary Offering (as defined in Appendix H), and pursuant to the terms of this Subscription Agreement.

(ii) The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (a) there is no established

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market for the Shares and it is possible that no public market for the Shares will develop; (b) the Shares are not currently, and Investors have no rights prior to a Qualified IPO to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (c) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company.

(f) The Investor acknowledges and understands that for a period beginning on the date of the completion of a Qualified IPO and continuing to and including the earlier of (i) 180 days after the closing of the final Secondary Offering provided for pursuant to Appendix H hereof or (ii) the second anniversary of the completion of the Qualified IPO, the Investor will not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any Shares of the Company or any securities convertible into or exercisable or exchangeable for common stock, or warrants or other rights to purchase Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares or any securities convertible into or exercisable or exchangeable for Shares, or warrants or other rights to purchase Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) (collectively, “Prohibited Activities”).

Notwithstanding the foregoing, the Investor may, without any further action on the part of the Company (but subject to any underwriters’ lock-up or other contractual restriction the Investor may be a party to pursuant to Appendix H or otherwise), beginning on the date that is 180 calendar days after the Qualified IPO, Transfer Shares in transactions exempt from registration under the Securities Act (pursuant to Rule 144 or otherwise), provided that aggregate proceeds from such sales (a) may not exceed 10% of the Investor’s Capital Commitment prior to the first anniversary of the completion of the Qualified IPO and (b) may not exceed 20% of the Investor’s Capital Commitment during the period beginning on the first anniversary of the completion of the Qualified IPO and ending on the second anniversary of the completion of the Qualified IPO. In addition, the Investor shall have the registration and resale rights set forth in Appendix H, which rights are in addition to those granted in the preceding sentence.

(g) The Investor has been furnished and has carefully read this Subscription Agreement, each Operative Document, in each case as amended, restated and/or supplemented through the closing date of the Investor’s subscription for Shares, a current copy of the Proxy Voting Policies and Procedures of the Adviser and, to the extent the Investor is a natural person, a current copy of the Carlyle GMS Finance, Inc. Privacy Notice. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of Shares, including the matters set forth under the caption “Risk Factors” in the Memorandum.

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(h) To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company, the offering of Shares or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.

(i) Other than as set forth in this Subscription Agreement, the Operative Documents and any separate agreement in writing with the Company executed in conjunction with the Investor’s subscription for Shares, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company, its Adviser or any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company and the Investor understands that the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.

(j) If the Investor is not a natural person, (i) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (ii) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (iii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound.

(k) The Investor: (i) is not registered or required to be registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a business development company under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company.

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(l) The Investor understands that the Company will not initially be registered as an investment company under the 1940 Act in reliance upon an exemption from registration provided by Section 3(c)(7) thereunder, and it agrees that, until such time that the Company registers as an investment company under the 1940 Act, any Shares acquired by the Subscriber may not be Transferred in any manner that would require the Company to register as an investment company under the 1940 Act. The Investor understands that the Company will initially rely upon an exemption from registration which requires each Investor to be either a “qualified purchaser” as defined in Section 2(a)(51)(A) of the 1940 Act (a “Qualified Purchaser”) or a “knowledgeable employee” as defined in Rule 3c-5 under the 1940 Act (a “Knowledgeable Employee”), and the Subscriber represents and warrants that it is a Qualified Purchaser or Knowledgeable Employee.

(m) Representations for Non-U.S. Persons.

(i) If the Investor is not a “United States Person,” as defined below (a “non-U.S. Person”), the Investor has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (i) the administration of which may be subject to the primary supervision of a U.S. court and (ii) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.

(ii) The Investor will notify the Company immediately if the Investor becomes a United States Person.

(iii) The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.

(iv) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interest were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(n) If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan” (defined below) which is subject to Title I of ERISA or Section 4975 of the Code, or any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Other Plan Laws”): (1) the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other

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Plan Laws) (a “Fiduciary”) of the Plan which is unrelated to the Adviser or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (2) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Company, and has concluded that such investment is prudent; (3) the Plan’s subscription to invest in the Company and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws; and (4) the Plan Fiduciary acknowledges and agrees that neither the Adviser nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan as a result of the Plan’s investment in the Company, pursuant to the provisions of ERISA or any applicable Other Plan Laws, or otherwise, and the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Company. “Plan” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.

(o) The Investor agrees to notify the Company in writing in the event (i) the Investor either becomes or ceases to be a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 CFR 2510.3-101(f)(2) or under any Other Plan Law (a “Benefit Plan Investor”), (ii) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (iii) if the Investor is an entity that is deemed to hold the assets of any of Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor’s assets attributable to Plans either increases or decreases. The Investor also agrees to, within 15 business days of the receipt of a written request from the Company, provide a written update to the Company with regard to any of the foregoing. If the Company, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Company is not significant within the meaning of 29 CFR 2510.3-101(f), the Company may require any Benefit Plan Investor to transfer some or all of its common stock for fair market value (as determined by the Company in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor). The Investor shall have no claim against the Company, the Administrator, the Manager or any of their respective affiliates for any form of damages or liability as a result of any such transfer.

(q) If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i)

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there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the Operative Documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.

(r) The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising, and in the state listed in the Investor’s permanent address set forth in the Investor Questionnaire.

(s)(i) Neither the Investor, nor any of its affiliates or beneficial owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire an Interest before, and from time to time after, acceptance by the Company of this Subscription Agreement. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities.

(ii) The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of Investors from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

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(iii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(iv) The representations and warranties set forth in this Section 8(s) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 8(s) cease to be true, the Investor shall promptly so notify the Company in writing.

(v) The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 8(s).

(t) In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (ii) employs one or more individuals on a full-time basis, (iii) maintains operating records related to its banking activities, (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate. The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Company may be required to report such action or confidential information relating to the Investor (including without limitation, disclosing the Investor’s identity) to regulatory authorities.

(u) The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the

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Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

(v) The Investor acknowledges that the Company intends to enter into one or more revolving credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of Capital Contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such facilities.

(w) None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(x) The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Capital Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Section 8 or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP), as applicable, ceases to be true at any time following the date hereof.

(y) The Investor agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser, the Administrator or a portfolio company may be subject.

(z) The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its

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properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject. The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

9. Dividend Reinvestment. Notwithstanding anything to the contrary provided in Section 5, in the event that the Investor has not otherwise elected to receive its dividends in cash and the reinvestment of any dividend (or any portion thereof) on behalf of the Investor would cause the Investor to hold in aggregate more than three percent (3%) of the outstanding Shares, the Investor shall be deemed to have elected to receive such dividend (or any portion thereof) in cash (but only to the extent necessary to avoid the occurrence of the foregoing consequence).

10. Public Pension Fund Reform Code of Conduct. If the Investor is a retirement plan established or maintained for its employees (current or former) by the Government of the United States, the government of any State or political subdivision thereof, or by any agency or instrumentality of any of the foregoing (a “Government Plan”), then:

(a) the Company certifies to such Government Plan that, as of the date hereof, all provisions of the Public Pension Fund Reform Code of Conduct adopted by The Carlyle Group, predecessor to The Carlyle Group L.P. (“Carlyle”), on May 14, 2009 (as such Code may be amended, modified or supplemented from time to time, the “Code of Conduct”) are in full force and effect and that Carlyle, after making such inquiries as are required by the Code of Conduct, is in compliance therewith and will continue to remain in compliance with Paragraph 3 thereof throughout the term of the Company; provided that, notwithstanding the foregoing, the Government Plan acknowledges that Paragraphs 19 through 23 of the Code of Conduct are inapplicable to the Company and that conflicts of interest matters are addressed in the Memorandum, as contemplated by Paragraph 24 of the Code of Conduct;

(b) the Government Plan acknowledges and agrees pursuant to Paragraph 15 of the Code of Conduct that confidential or sensitive information about the Government Plan may be disclosed in connection with the activities of the Company;

(c) the Government Plan acknowledges that (i) the disclosures made by Carlyle pursuant to the Code of Conduct are made available for review on the Company’s website; (ii) such disclosures will be updated regularly and will remain available for review on such website; and (iii) a copy of the Code of Conduct is available upon request;

(d) notwithstanding Section 18 of the Code of Conduct, neither the Company nor Carlyle nor their respective affiliates shall be subject to such Government Plan’s regulations and internal rules and policies that are not otherwise applicable to such person; and

(e) in the event that there has been a finding by any court or governmental body of competent jurisdiction in a final judgment or an admission by Carlyle in a settlement of any lawsuit (provided, for the avoidance of doubt, that the settlement of a lawsuit shall not in and

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of itself be deemed an admission) that Carlyle has materially violated the Code of Conduct with respect to such Government Plan and such material violation has not been cured (to the extent curable) within 60 calendar days after such finding or admission, then such Government Plan shall be excused from its obligation to purchase additional Shares from the Company in connection with any Funding Notice, provided that, within seven calendar days after such Government Plan has received such Funding Notice, such Government Plan shall have notified the Company of its intention to exercise such excuse right.

11. Further Advice and Assurances. All information which the Investor has provided to the Company, including the information in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Company immediately if any representation, warranty or information contained in this Subscription Agreement or any of the information in the Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Company may from time to time reasonably request to verify the accuracy of the Investor’s representations and warranties herein, establish the identity of the Investor and the direct and indirect participants in its investment in Shares, to the extent applicable, to effect any transfer and admission and/or to comply with any law, rule or regulation to which the Company may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

12. Power of Attorney. (a) The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(i) any and all filings required to be made by the Investor under the 1934 Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the 1934 Act;

(ii) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(iii) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and

(iv) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

(b) With respect to the Investor and the Company, the foregoing power of attorney:

(i) is coupled with an interest and shall be irrevocable;

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(ii) may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

(iii) shall survive the assignment by the Investor of the whole or any fraction of its Shares;

(iv) shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 3(f); and

(v) may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.

13. Indemnity. The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares in the Company. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, director, employee, and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in Shares.

14. Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void. The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Delaware, provided that to the extent the appropriate court located in the state of Delaware determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Maryland, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue

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in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

15. Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 15), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

16. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

17. No Joint Liability Among the Company, the Adviser, and the Administrator. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the

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Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company, the Adviser, and the Administrator for any obligation under or in connection with this Subscription Agreement.

18. Independent Nature of Investors’ Obligations and Rights. Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Sections 3(h), 4, 7(b) and 13, any rights or remedies hereunder.

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as a deed on the date set forth below.

Date:	Amount of Capital Commitment
$

INDIVIDUAL INVESTOR:

(Print Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

(Print Name of Entity)

By:
(Signature)

(Print Name and Title)

Agreed and accepted as of the date first set forth above:

CARLYLE GMS FINANCE, INC.

By:

Name:
Title:

Copy No.:

For the Exclusive Use of:

INVESTOR QUESTIONNAIRE

Note:	Questions regarding this questionnaire should be directed to [—] or [—]@Carlyle.com.

A.	General Information

1. Print Full Name of Investor	Individual:

First Middle Last

Entity Name

Entity: To assist the Company in preparing the its tax filings, please check the category into which you fall:

	Partnership	☐
	C-Corporation	☐
	S-Corporation	☐
	Estate	☐
	Grantor Trust	☐
	Trust-EIN (a trust with an EIN in this format: 12-3456789)	☐
	Trust-SSN (a trust with an EIN in this format: 123-45-6789)	☐
	IRA-EIN	☐
	IRA-SSN	☐
	Exempt Organization	☐
	LLP	☐
	LLC	☐
	Nominee-EIN	☐
	Nominee-SSN	☐
	Other	☐

2. U.S. Taxpayer Identification or Social Security Number:

3. Date of Birth:

4. Primary Contact Person For This Account and for General Notices:

Name:

Address:

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Telephone:

Fax:

5.	Contact Person(s) For This Account for Financial Information and Reporting (including quarterly and annual financial reports and capital account statements):

Name:	Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

E-mail:	E-mail:

6.	Contact Person(s) For This Account for Capital Call and Distribution Notices:

Name:	Name:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

E-mail:	E-mail:

7.	Contact Person For This Account for Legal Documentation (please limit to one contact):

Name:

Address:

Telephone:

Fax:

E-mail:

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8. Contact Person For This Account for Tax Matters (including Form 1099 distribution) (please limit to one contact):

Name:

Address:

Telephone:

Fax:

E-mail:

9. For distributions of cash, please wire funds to the following bank account:

Bank Name:

Bank Location:

Account Number:

Account Name:

Bank’s Routing No.:

For further credit to:

(if any)

Reference:

SWIFT Code:

10. For distributions in-kind, please:

Credit securities to my brokerage account at the following firm:

Firm Name:

Address:

Account Name:

Account Number:

DTC Number

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11. Permanent Address of Investor:
(if different from address
for Notices above)

B.	Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:

☐	(A)	A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.

☐	(B)	A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

☐	(A)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

☐	(B)	A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity.

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☐	(C)	An insurance company as defined in Section 2(a)(13) of the 1933 Act.

☐	(D)	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

☐	(E)	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

☐	(F)	A business development company as defined in Section 2(a)(48) of the 1940 Act.

☐	(G)	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	(H)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

☐	(I)	A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐	(J)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

☐	(K)	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association,

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insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(L)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

C.	Supplemental Data for Individuals

Please indicate whether you are investing the assets of any retirement plan, employee benefit plan or other similar agreement (such as an IRA or “Keogh” plan).

❑    Yes            ❑     No

If the above question was answered “Yes,” please contact the Company for additional information that will be required.

D.	Supplemental Data for Entities

1. If the Investor is not a natural person, the Investor must furnish the following supplemental data (Natural persons may skip this Section of the Investor Questionnaire):

Legal form of entity (trust, corporation, partnership, limited liability company, etc.):

Jurisdiction of organization and location of domicile:

Is the Investor (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member), (c) an organization described in Sections 401(a) or 501 of the Code or (d) a trust permanently set aside or to be used for a charitable purpose?

❑    Yes             ❑    No

Is the Investor acting on behalf of an unrelated third party (e.g., nominee arrangement)?

❑    Yes             ❑    No

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If “Yes,” please describe the arrangement:

Does the Investor have one or more ultimate beneficiaries who (a) are entitled to 10% or more of the proceeds from this investment or (b) hold 10% or more of the control rights of the Investor?

❑    Yes1             ❑    No

Is the Investor or any of the ultimate beneficiaries publicly traded?

❑    Yes*             ❑    No

Is the Investor or any of the ultimate beneficiaries a regulated entity?

❑    Yes*             ❑    No

If the response to any of the above questions is “yes,” please complete the below chart.

Name of Investor and Each 10% Beneficial Owner	If the Investor or Any of the 10% Beneficial Owners Is Publicly Traded, Please Identify the Exchange for the Public Trading.	If the Investor or Any of the 10% Beneficial Owners Is a Regulated Entity, Please Identify Regulator and Jurisdiction.

2. Was the Investor organized for the specific purpose of acquiring Shares?

❑    Yes             ❑    No

If the above question was answered “Yes,” please contact the Company for additional information that will be required.

[1]	If yes, please provide further information in the chart above or, if there is insufficient space in the chart, please include additional sheets of paper with the relevant information.

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3.a. Is the Investor a grantor trust, a partnership or an S-Corporation for U.S. federal income tax purposes?

❑    Yes             ❑    No

3b. If the question above was answered “Yes,” please indicate whether or not:

(i) more than 50 percent of the value of the ownership interest of any beneficial owner in the Investor is (or may at any time during the term of the Entities be) attributable to the Investor’s (direct or indirect) interest in the Entities; or

❑    Yes             ❑    No

(ii) it is a principal purpose of the Investor’s participation in the Company to permit any Entity to satisfy the 100 partner limitation contained in U.S. Treasury Regulation Section 1.7704-l(h)(3).

❑    Yes            ❑     No

If either question above was answered “Yes,” please contact the Company for additional information that will be required.

4. Are shareholders, partners or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Company (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Company)?

❑    Yes            ❑    No

If the above question was answered “Yes,” please contact the Company for additional information that will be required.

5.a. Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), (iii) and (iv) being referred to as a “Plan Investor”).

❑    Yes            ❑     No

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5.b. If the Investor is, or is acting (directly or indirectly) on behalf of, such a Plan Investor, please indicate whether or not the Plan Investor is subject to Title I of ERISA or Section 4975 of the Code.

❑    Yes            ❑    No

5.c. If the answer to question 5 b. above is “Yes”, please indicate what percentage of the Plan Investor’s assets invested in the Entities are the assets of “benefit plan investors” within the meaning of Section 3(42) of ERISA as modified by 29 CFR 2510.3-101(f):

Percentage:

5.d. If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in the Entities are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder:

Percentage:

5.e. If the Plan Investor is not subject to Title I of ERISA or Section 4975 of the Code, please indicate whether or not such Plan Investor is subject to any other federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of the Company to be treated as assets of the Plan Investor by virtue of its investment in the Company and thereby subject the Company and the Adviser (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

❑    Yes             ❑    No

6.a. Is the Investor a private investment company which is not registered under the 1940 Act in reliance on:

Section 3(c)(1) thereof?                                                     ❑    Yes            ❑    No

Section 3(c)(7) thereof?                                                     ❑    Yes            ❑    No

6.b. Does the amount of the Investor’s subscription for Shares in the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor?

❑    Yes            ❑    No

6.c. If either part of question 6.a. was answered “Yes,” please indicate whether or not the Investor was formed on or before April 30, 1996.

❑    Yes             ❑    No

6.d. If question 6.c. was answered “Yes,” please indicate whether or not the Investor has obtained the consent of its direct and indirect beneficial owners to be treated as a “qualified purchaser” as provided in Section 2(a)(51)(C) of the 1940 Act and the rules and regulations thereunder.

❑  Yes            ❑  No

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If question 6.d. was answered “No,” please contact the Company for additional information that will be required.

7. Is the Investor an “investment company” registered or required to be registered under the 1940 Act, as amended?

❑  Yes            ❑  No

8. If the Investor’s tax year ends on a date other than December 31, please indicate such date below:

9. Is the Investor subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement that might result in the disclosure of confidential information relating to the Company?

❑  Yes            ❑  No

If the question above was answered “Yes,” please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information in the space below:

E.	Related Parties/Other Beneficial Parties:

1. To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor or prospective investor in the Company?

❑  Yes            ❑  No

If the question above was answered “Yes,” please indicate the name of such other investor in the space below:

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2. Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, and not limitation, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”)

❑  Yes            ❑  No

If either question above was answered “Yes,” please contact the Company for additional information that will be required.

F.	Qualified Purchaser or Knowledgeable Employee Status:

The Investor represents and warrants that the Investor is either (i) a “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act or (ii) a “knowledgeable employee” under Rule 3c-5 under the 1940 Act and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as a qualified purchaser or knowledgeable employee. In order to complete the following information, Investors must read Annexes 1 and 2 to this Investor Questionnaire for the definition of “investments” and for information regarding the “valuation of investments,” respectively. The Investor agrees to provide such further information and execute and deliver such documents as the Company may reasonably request to verify that the Investor qualifies as a “qualified purchaser.”

Qualified Purchaser Status

FOR ENTITIES:

☐	(i)	A company, partnership or trust that owns not less than $5,000,000 in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons (a “Family Company”).

☐	(ii)	A trust that is not covered by (i) above and that was not formed for the specific purpose of acquiring Shares, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (iii) or (vi) of this Section F.

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☐	(iii)	A person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in “investments.”

☐	(iv)	A qualified institutional buyer as defined in paragraph (a) of Rule 144A under the 1933 Act, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser; provided, that (i) a dealer described in paragraph (a)(1)(ii) of Rule 144A shall own and invest on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(l)(i)(D) or (a)(l)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(l)(i)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan.

☐	(v)	A company, partnership or trust, each beneficial owner of the securities of which is a qualified purchaser.

FOR INDIVIDUALS:

☐        (vi)            A natural person (including any person who holds a joint, community property or other similar shared ownership interest in the Company with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in “investments”.

Knowledgeable Employee Status

☐	(i)	An “executive officer” or director, or person serving in a similar capacity, of the Company or an “affiliated management person” of the Company.

For these purposes, an “executive officer” includes president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company or an affiliated management person of the Company.

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“Affiliated management person” means an “affiliated person” of the Company that manages the investment activities of the Company or any other company that would be an investment company but for the exclusion provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, where “affiliated person” of the Company means (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of the Company; (ii) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the Company; (iii) any person directly or indirectly controlling, controlled by, or under common control with, the Company; (iv) any officer, director, partner, copartner, or employee of the Company; and (v) any investment adviser of the Company or any member of an advisory board thereof.

☐	(ii)	An employee of the Company or an “affiliated management person” (as defined above) of the Company (other than an employee performing solely clerical, secretarial or administrative functions with regard to such company or its investments) who, in connection with his or her regular functions or duties, participates in the investment activities of the Company, another company that would be an investment company but for the exclusion provided by section 3(c)(1) or 3(c)(7) of the 1940 Act, or investment companies the investment activities of which are managed by such affiliated management person of the Company, provided that such employee has been performing such functions and duties for or on behalf of the Company or the affiliated management person of the Company, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

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G.	Eligible Client Status:

1. If the Investor is not investing at least $1,000,000 in the Company, does the Investor have a net worth exceeding $2,000,000?

❑  Yes            ❑  No

If the box above is checked “No,” please contact the Company for additional information that will be required.

2. Is the Investor (i) a private investment company which is not registered under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof; (ii) an “investment company” registered under the 1940 Act or (iii) a “business development company,” as defined in Section 202(a)(22) of the Advisers Act?

❑  Yes            ❑  No

If the box above was checked “Yes,” please contact the Company for additional information that will be required.

H.	BHC Investor Status:

Is the Investor a “BHC Investor”?2

❑  Yes            ❑  No

[remainder of page intentionally left blank]

[2]	A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

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The Investor understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase and own Shares in the Company. The Investor agrees to notify the Company immediately if any representation or warranty contained in this Subscription Agreement or any of the information in the Investor Questionnaire becomes untrue at any time. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor’s status as an accredited investor, a qualified purchaser or to otherwise determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company and the Administrator and each partner or member thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained herein.

Signatures:
INDIVIDUAL:

(Signature)

(Print Name)
PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER:

(Name of Entity)

By:
(Signature)

(Print Name and Title)

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Annex 1 to Investor Questionnaire

DEFINITION OF “INVESTMENTS”

The term “investments” means:

1.	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i)	An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the 1940 Act, or a commodity pool; or

(ii)	a Public Company (as defined below);

(iii)	A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided, that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires Interests;

2.	Real estate held for investment purposes;

3.	Commodity Interests (as defined below) held for investment purposes;

4.	Physical Commodities (as defined below) held for investment purposes;

5.	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

6.	In the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

7.	Cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided, that real estate owned by an Investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

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A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended (the “Commodity Exchange Act”) and the rules thereunder; or

(ii)	Any board of trade or exchange outside the United States, as contemplated in Part30 of the rules under the Commodity Exchange Act.

“Financial Contract” means any arrangement that:

(i)	takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii)	is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii)	is entered into in response to a request from a counter- party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Public Company” means a company that:

(i)	files reports pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii)	has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company” means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

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For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

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Annex 2 to Investor Questionnaire

VALUATION OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos:

(1)	In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2)	In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(a)	The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person.

(b)	A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.

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APPENDIX F

DISCLOSURE STATEMENT AND

ACKNOWLEDGMENT

Carlyle GMS Finance, Inc. (the “Company”) is a Maryland corporation that intends to elect to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended. The investment adviser to the Company is Carlyle GMS Investment Management L.L.C. (the “Adviser”). The Company has engaged the services of TCG Securities, L.L.C., a Delaware limited liability company (the “Placement Agent”), to serve as a non-exclusive agent to solicit prospective investors to acquire shares of common stock in the Company (the “Shares”). The Adviser is affiliated with the Placement Agent, and the Placement Agent performs its services for the Company pursuant to a written agreement between the Company and the Placement Agent (the “Placement Agent Agreement”). Certain affiliates or employees of the Placement Agent might invest in the Shares on their own behalf and/or on behalf of their clients; investors should consider these potential conflicts in making their investment decisions.

For each person or entity (including you, the “Investor”) that enters into a Subscription Agreement with the Company, the Investor agrees to directly pay the Placement Agent a fee (the “Placement Fee”) in accordance with the attached Schedule of Placement Fees, provided that the Placement Fee will be waived for certain Investors, including Investors that the Company determines, in its sole discretion, to have been sourced by the Company, the Adviser, the Placement Agent or their respective affiliates. The Placement Agent has also entered into separate agreements with other broker-dealers (the “Other Brokers”) for their assistance in sourcing qualified investors. TCG Securities will pay fees to these Other Brokers, which may include some or all of the Placement Fees paid to TCG Securities by the Investor, if the Investor was sourced by any Other Broker. Investors sourced by Other Brokers may be charged a fee, in addition to the Placement Fee, by that broker of up to 2% of the Investors’ Capital Commitment, in the discretion of that Other Broker.

You hereby acknowledge receipt of this disclosure statement and acknowledgement (“Disclosure Statement”). You further acknowledge that (i) your introduction to the Company by the Placement Agent or any Other Broker and its personnel does not and will not constitute an endorsement by the Placement Agent or the Other Broker of the Company nor an investment recommendation by the Placement Agent or the Other Broker with respect to the Company and (ii) you have relied solely upon your own due diligence investigation of the Company in making your investment decision.

You hereby authorize the Company to: (i) provide the Placement Agent and any Other Broker with information about your account; (ii) provide the Placement Agent and any Other Broker, upon request, with a duplicate copy of the subscription documentation entered into by you with respect to the Company; (iii) demand payment, on behalf of the Placement Agent, of the Placement Fee in accordance with the fee schedule set forth above; and (iv) provide the Placement Agent and any Other Broker, upon its request, with a duplicate copy of statements generated with respect to the your account with the Company.

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By virtue of the signature execution below, Investor hereby acknowledges receipt of the Disclosure Statement:

If an entity:	[NAME OF INVESTOR]

By:
Name:
Title:
If an individual:
Name:
Date:

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APPENDIX G

TRANSFER RESTRICTIONS

No Transfer of the Investor’s Capital Commitment or, prior to a Qualified IPO, all or any fraction of the Investor’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Company. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•	such Transfer would not violate the 1933 Act, the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•

such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of its Capital Commitment or all or any fraction of its Shares, prior to the consummation of such Transfer.

Any person that acquires all or any fraction of the Shares of the Investor in a Transfer permitted under this Appendix G shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

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APPENDIX H

Beginning 180 days after a Qualified IPO, the Company will be obligated to initiate up to four registered underwritten secondary offerings (“Secondary Offerings”) on behalf of Investors, as follows:

•

The Company will use commercially reasonable efforts to initiate the first Secondary Offering during the period beginning 180 days after the closing of the Qualified IPO and ending on the 240th day after the closing of the Qualified IPO.

•

The Company will use commercially reasonable efforts to initiate each subsequent Secondary Offering during the period beginning 180 days after and ending 240 days after the prior Secondary Offering was completed (or, if not completed, was cancelled).

By way of example and not limitation, a Secondary Offering shall be deemed to have been initiated for these purposes if Investors have been sent the notice referred to below.

Procedure. The Company shall have absolute and sole discretion to determine when to initiate a Secondary Offering within any of the periods described above. Upon making such determination in any such period, the Company will give written notice at least ten business days prior to the anticipated launch of such Secondary Offering to the Investor, which notice shall offer to the Investor the opportunity to have included in a registration statement on Form N-2 to be filed by the Company the number of Shares as the Investor may request, subject to the limitations described below. Subject to the limitations described below, the Company will prepare as promptly as practicable such registration statement and include in the registration statement, and the Investor will be required to offer for sale, that number of Shares specified by the Investor in writing to the Company within five business days after the receipt of notice from the Company. The Company agrees to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable. In the event that the Company determines that any such registration statement shall be a “shelf” registration statement pursuant to Rule 415 under the Securities Act, the Company may, in its sole discretion, determine to permit the Investor to include a greater number of Shares in such registration statement but in no event shall such inclusion constitute a waiver of the limit on the size of any Secondary Offering set forth below. For the avoidance of doubt, the Company shall not be required to file a registration statement for the resale of the Investor’s Shares during any period that the Company has such a registration statement on file with the SEC that includes unsold Shares of the Investor received prior to the Qualified IPO.

Minimum Aggregate Offering Size and Blackout Events. The Company will have no obligation to conduct any Secondary Offering unless (i) Investors and the Adviser commit, in the aggregate, to sell at least the number of Shares expected to result in gross proceeds of at least 7% times the total pre-Qualified IPO Capital Commitments (based on the then-current market price per Share), and (ii) the Maximum Offering Size (as defined below) is at least that number of Shares. If the aggregate number of Shares acquired pre-Qualified IPO that are still held by Investors is less than the amount set forth in clause (i) then the Company will have no obligation to conduct any further Secondary Offerings. Furthermore, the Company will have no obligation

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to conduct any Secondary Offering during any period of time during which the Company’s Board of Directors, in its good faith judgment, believes that the use or effectiveness of a registration statement or prospectus would require the Company to make public disclosure of material non-public information (i) the failure of which to be disclosed in the registration statement or prospectus would constitute a material misstatement or omission, (ii) the disclosure of which would not be required at such time but for the filing or effectiveness of the registration statement or prospectus and (iii) which the Company has a bona fide business purpose not to disclose publicly. If the Company fails to provide for or conduct any or all of the Secondary Offerings provided for in this Appendix H, the Investor’s Shares will remain subject to the restrictions on transfer described in Section 8(f) of the Subscription Agreement.

Cutbacks. In connection with any proposed Secondary Offering, if the sole or managing underwriter advises the Company that in its opinion the number of Shares requested to be included exceeds the number of Shares that can be sold without adversely affecting the distribution of the Shares being offered, the price that will be paid for the Shares in such offering or the marketability of such offering (the number of Shares that can be sold, the “Maximum Offering Size”), the Company shall include, in the priority listed below, the number of Shares up to the Maximum Offering Size:

•

First, the number of Shares requested to be included in such offering by the Investors and the Adviser, allocated pro rata among the Investors and the Adviser on the basis of the percentage of total ownership of the Company represented by their Shares, up to a maximum of 7% of each Investor’s Shares and the Adviser’s Shares.

•	Second, the number of Shares the Company chooses to include in such offering for its own account.

•

Third, additional Shares requested to be included in such offering by the Investors and the Adviser, allocated pro rata among the Investors and the Adviser on the basis of the percentage of total ownership of the Company represented by their Shares.

For the avoidance of doubt, the Adviser shall have the right to participate in Secondary Offerings, as described above. For these purposes, “Adviser” means, collectively, the Adviser and any permitted transferee (pursuant to the Advisory Agreement) of Shares of the Adviser. In the case of either the Investor or the Adviser, only Shares received prior to the Qualified IPO are eligible for sale in Secondary Offerings hereunder, and only such eligible Shares will be taken into account in determining a person’s percentage of total ownership of the Company.

Lock-Ups. If requested in writing by the sole or managing underwriter in connection with any Secondary Offering, an Investor requesting to offer Shares in such offering shall enter into agreements with such underwriter that require the Investor to agree not to effect any sale or distribution (including sales pursuant to Rule 144) or hedging transaction of any Shares (except as part of such Secondary Offering) during any time period reasonably requested by such underwriter prior to and following the Secondary Offering. In addition, an Investor that does not participate in a Secondary Offering agrees that upon the request of the Company it shall execute any lockup agreement required by the sole or managing underwriter or deemed by the Company to be necessary or appropriate in the context of such offering so long as any other non-participating Investor is required to execute a substantially identical lockup agreement.

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Additional Requirements and Further Assurances. In connection with any Secondary Offering, the Company shall select the sole or managing underwriter and other underwriters and shall execute a customary underwriting agreement in connection therewith, containing, among other things, standard representations, warranties, closing conditions and indemnification and contribution. The Investor may not participate in any Secondary Offering hereunder unless the Investor (i) agrees to sell the Investor’s Shares on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements. In particular, the Investor will be required to provide standard representations, warranties, opinions and indemnification and contribution with respect to any Secondary Offering in which the Investor requests to sell Shares.

Offering Expenses. The Company will be liable for and pay only those expenses customarily incurred by a company conducting a registered primary offering of its securities, including its own legal and accounting fees. The Company will not be liable for, and the Investor will pay or bear, the Investor’s portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the Investor’s Shares. The Investor shall also pay its own legal expenses, if any.